HollyFrontier Corporation Announces Senior Management Change
HollyFrontier Corporation (NYSE:HFC) (“HollyFrontier” or the “Company”) announced today that George Damiris is being promoted to President and Chief Executive Officer. Mr. Damiris has been Executive Vice President and Chief Operating Officer since September 2014. This promotion will be effective January 1, 2016, and he has been appointed to the Company’s Board of Directors effective today. He previously held the positions of Senior Vice President, Supply and Marketing, and Vice President, Corporate Development. Prior to joining the Company in 2007, he progressed through numerous positions in the refining and petrochemical industries at British Petroleum and Koch Industries affiliates. Mr. Damiris holds both a BS in Chemical Engineering and an MBA from Case Western Reserve University.
Michael Jennings will assume the position of Executive Chairman of HollyFrontier Corporation on January 1, 2016 and will continue as Chief Executive Officer and President of Holly Energy Partners (NYSE: HEP). Mr. Jennings has served as CEO of HollyFrontier since July 2011 and prior to that was Chairman and CEO of Frontier Oil Corporation. He has served as the CEO of HEP since January 2014 and as the President of HEP since October 2015.
Mr. Jennings commented, “George has been a key member of our senior management team and an important contributor to our business success. His promotion to CEO will provide our Company with strong strategic focus and continued ability to achieve the growth and returns set out in our previously announced Business Plan. We are excited about having George in this top leadership role.”
The company has scheduled a conference call for December 7, 2015 at 9:15am Eastern time.
The participant dial in number is (855) 331-9676 and conference ID is 99831064.
The conference call may also be accessed by webcast at: https://event.webcasts.com/starthere.jsp?ei=1086935.
HollyFrontier Corporation, headquartered in Dallas, Texas, is an independent petroleum refiner and marketer that produces high-value light products such as gasoline, diesel fuel, jet fuel and other specialty products. HollyFrontier operates through its subsidiaries a 135,000 barrels per stream day (“BPSD”) refinery located in El Dorado, Kansas, two refinery facilities with a combined capacity of 125,000 BPSD located in Tulsa, Oklahoma, a 100,000 BPSD refinery located in Artesia, New Mexico, a 52,000 BPSD refinery located in Cheyenne, Wyoming and a 31,000 BPSD refinery in Woods Cross, Utah. HollyFrontier markets its refined products principally in the Southwest U.S., the Rocky Mountains extending into the Pacific Northwest and in other neighboring Plains states. A subsidiary of HollyFrontier also owns a 39% interest (including the general partner interest) in Holly Energy Partners, L.P.
The statements in this press release relating to matters that are not historical facts are “forward-looking statements” based on management’s beliefs and assumptions using currently available information and expectations as of the date hereof, are not guarantees of future performance and involve certain risks and uncertainties, including those contained in our filings with the Securities and Exchange Commission. Although we believe that the expectations reflected in these forward-looking statements are reasonable, we cannot assure you that our expectations will prove correct. Therefore, actual outcomes and results could materially differ from what is expressed, implied or forecast in such statements. Any differences could be caused by a number of factors, including, but not limited to, risks and uncertainties with respect to the actions of actual or potential competitive suppliers of refined petroleum products in the Company’s markets, the demand for and supply of crude oil and refined products, the spread between market prices for refined products and market prices for crude oil, the possibility of constraints on the transportation of refined products, the possibility of inefficiencies, curtailments or shutdowns in refinery operations or pipelines, effects of governmental and environmental regulations and policies, the availability and cost of financing to the Company, the effectiveness of the Company’s capital investments and marketing strategies, the Company’s efficiency in carrying out construction projects, the ability of the Company to acquire refined product operations or pipeline and terminal operations on acceptable terms and to integrate any future acquired operations, the possibility of terrorist attacks and the consequences of any such attacks, general economic conditions and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s Securities and Exchange Commission filings. The forward-looking statements speak only as of the date made and, other than as required by law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
HollyFrontier Corporation
Julia Heidenreich, 214-954-6510
Vice President, Investor Relations
or
Craig Biery, 214-954-6510
Investor Relations